EX-99

      BestNet Communications Corp. Announces Results of Annual Shareholder
                    Meeting and Appointment of New Directors

GRAND RAPIDS, Mich.--(PR Newswire)-- October 23, 2003--BestNet Communications Corporation (OTCBB: BESC), a provider of patented internet-based global communication solutions, today announces the results of the proposals brought before shareholders at the reconvening of its 2003 Annual Meeting.

Six Directors were approved to serve on the Board of directors by shareholder vote. They include: Robert A. Blanchard, President and CEO, Paul H. Jachim, COO and CFO, and four new independent directors Richard Bourke, Marco Messina, Stanley L. Schloz and Scott Ritchie.

BestNet wishes to thank its previous independent directors Christopher J. Grant, Randel S. Moore and James B. Woodcock for their service to the corporation over the past year.

Shareholders also approved proposals #2 and #3 increasing the authorized shares of the corporation to 100,000,000 for strategic growth purposes and ratifying Semple & Cooper LLP as the company's independent auditors.


About BestNet Communications Corp:

BestNet Communications is a global communication solutions provider of international long distance, conference calling and ClicktoPhone communication services. BestNet's services, accessed via the Internet and also by text messaging, are delivered using standard land based and mobile phone lines. This results in a cost effective, high quality service for both businesses and consumers.

Under the brand name Bestnetcall(TM) (WWW.BESTNETCALL.COM) the patented services offer clients premium quality calls and conference calling worldwide, at significantly lower rates. Calls and conference calls can also be launched via a desktop application, text messaging or handheld devices including Palm(TM), Pocket PC(R) and Blackberry(TM) and used with any standard or wireless phone. In addition the company's new ClicktoPhone(TM) service (WWW.CLICKTOPHONE.COM) enables clients to add secure and anonymous voice communication connectivity anywhere in the world to web sites, web banners, pictures, electronic documents, and customized e-mail calling buttons. BestNet's communication solutions are powered by BestNet's proprietary GlobalPlex technology.

Contact BestNet at: INVESTORS@BESTNETCOM.COM


This release contains forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, which are intended to be covered by the "safe harbor" created thereby. These statements include the plans and objectives of management for future operations, including plans and objectives. The forward-looking statements herein are based on current expectations that involve judgments with respect to, among other things, future economic, competitive and market conditions and future business decisions, all of which are difficult or impossible to predict accurately and many of which are beyond control of the company. Although the company believes that the assumptions underlying the forward-looking statements are reasonable, any one of the assumptions could be inaccurate and, therefore, can be no assurance that the forward-looking statements included in this release will prove to be accurate.